UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 11, 2014
Date of Report (Date of earliest event reported)

Rovi Corporation
(Exact name of registrant as specified in its charter)

      Delaware                                     000-53413                                     26-1739297
(State or other jurisdiction of                 (Commission                               (I.R.S. employer
incorporation or organization)                         File No.)                                identification number)

2830 De La Cruz Boulevard
Santa Clara, California 95050
(Address of principal executive offices, including zip code)

(408) 562-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensation Arrangements of Certain Officers

2014 Senior Executive Company Incentive Plan

On February 11, 2014, the Compensation Committee of the Board of Directors of Rovi Corporation (the “Company”) approved the 2014 Senior Executive Company Incentive Plan (the “Plan”), which is only applicable to the Chief Executive Officer and his executive-level direct reports. Named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission) will participate in the Plan. A copy of the Plan is attached to this report as Exhibit 10.1.

Under the terms of the Plan, employees are provided cash incentive awards based upon the Company’s and the individual employee’s performance. Company performance is based upon the Company achieving a worldwide adjusted pro forma revenue target and a worldwide adjusted pro forma operating profit target. Individual performance is based upon the evaluation of the individual employee’s performance and contribution for the fiscal year. Awards under the Plan will be weighted by Company and individual performance components. Awards are targeted as a percentage of a participant’s annual salary. Subject to the Compensation Committee’s approval, the Chief Executive Officer has discretion to vary the awards to his executive-level direct reports based on his assessment of each individual’s performance and contributions for the fiscal year. The Compensation Committee set the 2014 bonus targets and weighting for the named executive officers listed below at the same level as in effect at the end of 2013 as follows:

		Percentage of Target
Name and Title	2014 Target (% of Base Salary)	Company Performance	Individual Performance
Thomas Carson President & CEO	100%	100%	0%
Peter Halt Chief Financial Officer	60%	75%	25%
Pamela Sergeeff EVP & General Counsel	50%	75%	25%

2013 Bonuses
On February 11, 2014, the Compensation Committee of the Board of Directors awarded bonuses to the Company’s named executive officers in respect of the officers’ and the Company’s 2013 performance. The bonus awards were based on the achievement of pre-determined targets with respect to the Company’s 2013 financial results, each named executive officer’s individual performance, and the Compensation Committee’s approval of an additional bonus amount for Mr. Carson in recognition of his individual performance in 2013. The 2013 bonuses approved by the Compensation Committee for the named executive officers are as follows:

Name and Title	2013 Bonus Paid
Thomas Carson President & Chief Executive Officer	$500,000
Peter Halt Chief Financial Officer	$196,988
Pamela Sergeeff Executive Vice President & General Counsel	$101,397

2014 Base Salaries
On February 11, 2014, the Compensation Committee also approved increases to the base salaries for Messrs. Carson and Halt for 2014. The base salary for Ms. Sergeeff remained at the same level as in effect at the end of 2013, which was set in connection with her December 2013 promotion to Executive Vice President and General Counsel. The Compensation Committee annually evaluates the performance and determines the compensation of the Company’s officers based on the Compensation Committee’s assessment of the Company’s and each individual’s performance, as well as compensation for competitive positions at companies in a peer group established annually by the Compensation Committee. The 2014 base salaries approved by the Compensation Committee for the named executive officers listed below are as follows:

Name and Title	2014 Base Salary
Thomas Carson Chief Executive Officer	$600,000
Peter Halt Chief Financial Officer	$401,700
Pamela Sergeeff Executive Vice President & General Counsel	$335,000

Stock Option Grants
On February 11, 2014, the Compensation Committee approved stock option grants to certain of the Company’s named executive officers. The stock options will be granted on March 1, 2014 with an exercise price equal to the closing price of the Company’s common stock on the date of grant. The options vest as to one-fourth of the total shares on the first anniversary of the date of grant, and an additional one-forty-eighth (1/48th) of the option shares available for exercise each month thereafter through the fourth anniversary of the grant date, in each case provided that the grantee remains in employment with the Company through the applicable vesting date. The term of each option is seven years from the date of grant. The stock option grants to all such named executives will be made from the Company’s 2008 Equity Incentive Plan. The stock option grants approved by the Compensation Committee to the named executive officers are as follows:

Name and Title	Options to be Granted on 3/1/14
Thomas Carson Chief Executive Officer	135,000
Peter Halt Chief Financial Officer	23,000
Pamela Sergeeff Executive Vice President & General Counsel	18,500

Restricted Stock Grants
On February 11, 2014, the Compensation Committee also approved grants of restricted stock to each of the Company’s named executive officers to be granted on March 1, 2014. The restricted stock will be granted pursuant to the Company’s 2008 Equity Incentive Plan and such restricted stock shall have a purchase price equal to $0.001 per share, par value. The restricted stock granted to an executive shall be subject to a four-year vesting schedule, with one-quarter (1/4) of the shares vesting on the first anniversary of the grant date, and an additional one-quarter (1/4) of the shares vesting on each of the second, third and fourth anniversaries of the grant date, in each case provided that the grantee remains in employment with the Company through the applicable vesting date. The restricted stock grants approved by the Compensation Committee for the named executive officers are as follows:

Name and Title	Restricted Stock to Be Granted on 3/1/14
Thomas Carson Chief Executive Officer	85,000
Peter Halt Chief Financial Officer	25,000
Pamela Sergeeff Executive Vice President & General Counsel	50,000 (1)
(1) Award includes 30,000 shares of restricted stock for Ms. Sergeeff in recognition of her promotion to Executive Vice President and General Counsel in December 2013.

Performance-Based Restricted Stock Grants
On February 11, 2014, the Compensation Committee also approved performance-based grants of restricted stock to each of the Company’s named executive officers to be granted on March 1, 2014 (the “Performance-Based Vesting Shares”). The Performance-Based Vesting Shares will be granted pursuant to the Company’s 2008 Equity Incentive Plan and Performance-Based Vesting Shares shall have a purchase price equal to $0.001 per share, par value. The Performance-Based Vesting Shares shall be eligible to vest on the third anniversary of the grant date. One-third of the grant will be measured against company performance each year based upon a achievement of total annual adjusted pro forma revenue (“APF Revenue”) and annual adjusted pro forma operating profit (“APF Operating Profit”) (each measured on a calendar year basis). The weighting of the annual vesting targets will be measured as follows:

Measure/Year	2014	2015	2016
APF Revenue	65%	60%	55%
APF Operating Profit	35%	40%	45%

APF Operating Profit performance metrics are outlined in the chart below, with vesting commencing at 50% of APF Operating Profit plan and increasing on a straight line interpolation basis through 110% of APF Operating Profit plan. Achievement of performance shall be in accordance with the terms and conditions of the Notice of Restricted Stock Award and Restricted Stock Award Agreement applicable thereto. The determination of the level of the Company’s achievement of the APF Revenue and APF Operating Profit plan for a given calendar year will be made by the Compensation Committee or the independent Board members.

PERFORMANCE VS. APF OPERATING PROFIT PLAN

% of Plan	Vesting Factor
110+	1.5
105	1.25
100	1.00
95	0.90
90	0.81
85	0.71
80	0.62
75	0.53
70	0.44
65	0.34
60	0.25
55	0.16
50	0.08
Below 50	0

At the end of the three-year period, the Company shall apply the average vesting factor the three-year period to the total grant amount to determine the total amount eligible to vest based on achievement of the performance metrics. The Company will then apply a modifier of plus or minus 10% to the total amount eligible to vest based upon total shareholder return (“TSR”) over the same three-year period of Rovi relative to its peers to determine the actual amount of Performance-Based Vesting Shares to be vested. Vesting of the Performance-Based Vesting Shares for the named executive officers, if any, is solely based on the above APF Revenue, APF Operating Profit and TSR metrics; no vesting will be based on the achievement of individual management objectives. The vesting of the Performance-Based Vesting Shares is conditioned upon the grantee remaining in employment with the Company through the vesting date.

The Performance-Based Vesting Shares approved by the Compensation Committee for the named executive officers are as follows:

Name and Title	Restricted Stock to Be Granted on 3/1/14
Thomas Carson Chief Executive Officer	85,000
Peter Halt Chief Financial Officer	25,000
Pamela Sergeeff Executive Vice President & General Counsel	20,000

Amendment of 2013 Performance-Based Restricted Stock Grants
On February 11, 2014, the Compensation Committee also approved the amendment of the 2013 Performance-Based Vesting Shares to measure all vesting entirely on Company performance and to eliminate the concept of vesting of up to twenty percent of the 2013 Performance-Based Vesting Shares based on the achievement of annual management objectives established by the Compensation Committee. This amendment generally aligns vesting criteria of the 2013 Performance-Based Vesting Shares to the Company’s 2014 Performance-Based Vesting Shares grants, which do not provide for achievement of subjective management objectives as a vesting trigger. All other terms of the 2013 Performance-Based Vesting Shares grants remain the same.

Item 9.01    Financial Statements and Exhibits

The following exhibits are furnished with this report on Form 8-K:

Exhibit Number	Description
10.1	2014 Senior Executive Company Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rovi Corporation (Registrant)

Date: February 14, 2014	By:	/s/ Pamela Sergeeff
Pamela Sergeeff
EVP and General Counsel